Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Swisher Hygiene Inc.
Charlotte, North Carolina

We hereby consent to the incorporation by reference in Registration Statement No. 333-172233 on Form S-8 of our report dated March 31, 2011, relating to the consolidated financial statements and schedule of Swisher Hygiene, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP
BDO USA, LLP
Charlotte, North Carolina

March 31, 2011